                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of Affiliated Managers Group, Inc. on Form S-3 (File No. 333-71561) and
Form S-8 (File No. 333-72967 and File No. 333-84485) of our reports dated
March 28, 2001, on our audits of the consolidated financial statements and financial statement schedule of Affiliated Managers Group, Inc. as of December 31, 1999 and 2000, and for the years ended December 31, 1998, 1999, and 2000, which reports are included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 28, 2001